Mid-Maine Communications, Inc. & Subsidiaries
Consolidated Balance Sheets
June 30, 2006 and December 31, 2005

ASSETS
		(Restated)
	June 30, 2006	December 31, 2005
	(Unaudited)
Current assets
Cash and cash investments	$568,460	$458,545
Accounts receivable, net of allowance for doubtful accounts of $12,039 in 2006 and $12,500 in 2005	2,332,103	2,241,548
Materials and supplies	1,260,198	1,145,777
Prepaid expenses and other current assets	171,423	204,506
Rural Telephone Bank stock	-	372,667
Income taxes receivable	314,804	222,338
Total current assets	4,646,988	4,645,381

Property, plant and equipment
General support assets	5,706,201	5,727,777
Information origination/termination equipment	93,652	93,444
Central office equipment	21,210,626	20,631,343
Cable and wire facilities	15,296,954	15,194,913
	42,307,433	41,647,477
Less accumulated depreciation and amortization	25,664,402	23,811,832
	16,643,031	17,835,645
Plant held for future use	13,000	13,000
Telecommunications plant under construction	917,753	268,975
Net property, plant and equipment	17,573,784	18,117,620

Noncurrent assets
Goodwill	1,918,559	1,918,559
Investments in nontraded stocks	695,678	641,777
Deferred charges, net	294,231	589,160
Other noncurrent assets, net	155,844	248,914
Total noncurrent assets	3,064,312	3,398,410

	$25,285,084	$26,161,411

The accompanying notes are an integral part of these consolidated financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2006	(Restated) December 31, 2005

Current liabilities
Current portion of long term debt	$1,214,000	$886,000
Accounts payable	775,831	1,352,735
Accrued expenses	1,997,760	1,079,834
Deferred revenue	1,114,927	1,076,418
Total current liabilities	5,102,518	4,394,987

Deferred income taxes	2,664,641	2,967,351

Long-term debt, excluding current portion	22,858,849	17,560,099
Total liabilities	30,626,008	24,922,437

Stockholders' equity
Common stock, par value $.01; 20,000 shares authorized, 3,513.27 shares issued and outstanding	35	35
Additional paid-in capital	2,570,568	2,570,568
Accumulated deficit	(7,911,527)	(1,331,629)
Total stockholders' equity	(5,340,924)	1,238,974

	$25,285,084	$26,161,411

The accompanying notes are an integral part of these consolidated financial statements.

Mid-Maine Communications, Inc. & Subsidiaries
Consolidated Statements of Income and Accumulated Deficit
For The Six Months Ended June 30,
(Unaudited)

	2006	2005

Telecommunications revenue	$11,357,027	$10,901,454

Operating Expenses
Network	5,068,605	4,729,390
Sales and marketing	1,936,039	2,113,505
General and administrative	2,208,235	1,492,493
Depreciation, amortization and loss on sale of equipment	2,567,479	1,767,829
Total operating expenses	11,780,358	10,103,217

Operating income (loss)	(423,331)	798,237

Other income (expense)
Interest and dividends	311,362	339,921
Interest expense	(808,171)	(598,253)
Non-operating	200,333	(107,381)

Net other expense	(296,476)	(365,713)

Income (loss) before income taxes	(719,807)	432,524

Income taxes (benefit)	(289,909)	173,010

Net income (loss)	(429,898)	259,514

Accumulated deficit, beginning of year, as restated	(1,331,629)	(1,989,469)

Dividends paid	6,150,000	-

Accumulated deficit, end of period, as restated	$(7,911,527)	$(1,729,955)

The accompanying notes are an integral part of these consolidated financial statements.

Mid-Maine Communications, Inc. & Subsidiaries
Consolidated Statements of Cash Flows (Restated)
For The Six Months Ended June 30,
(Unaudited)

	2006	2005
Cash flows from operating activities
Net income (loss)	$(429,898)	$259,541
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation, amortization and loss on sale of equipment	2,119,099	1,735,729
Amortization of deferred financing costs	448,380	32,100
Deferred income taxes	(302,710)	146,782
Decrease (increase) in
Accounts receivable	(90,555)	(385,638)
Materials and supplies	(114,422)	(141,467)
Prepaid expenses and other current assets	405,751	(53,062)
Income taxes receivable	(92,466)	-
Increase (decrease) in
Accounts payable	(576,904)	8,101
Accrued expenses	917,926	(342,461)
Deferred revenue	38,509	695,567
Income taxes payable	-	72,500
Net cash provided by operating activities	2,322,710	2,027,665

Cash flows from investing activities
Plant additions	(1,425,615)	(1,536,430)
Payment of deferred charges	(214,831)	-
Increase in investments, net	(49,099)	(16,128)
Net cash used by investing activities	(1,689,545)	(1,552,558)

Cash flows from financing activities
Dividends paid	(6,150,000)	-
Net proceeds from revolving credit facilities	5,626,750	-
Principal payments on long-term debt	-	(489,742)
Net cash used by financing activities	(523,250)	(489,742)

Net increase in cash and cash investments	109,915	(14,635)

Cash and cash investments, beginning of year	458,545	368,546

Cash and cash investments, end of period	$568,460	$353,911

The accompanying notes are an integral part of these consolidated financial statements.

MID-MAINE COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Organization and Basis of Financial Reporting

Basis of Presentation and Principlies of Consolidation
The conaolidated financial statements include the accounts of Mid-Maine communications, Inc. (the “Company”), its wholly owned subsidiaries, Mid-Maine Telecom, Inc. and Mid-Maine TelPlus, Inc. The accompanying consolidated financial statements include the accounts of the Company and all of its subsidiaries after elimination of all material intercompany balances and transactions.

2.	Other Income

Other income included the gain of $200,333 from the liquidation of the Rural Telephone Bank (RTB) stock. The RTB stock liquidation resulted from the United States Department of Agriculture closing the Rural Telephone Bank. As part of the liquidation process, the Company received April 2006, $573,000 for the redemption of all outstanding RTB stock owned by Mid-Maine Telecom, Inc. The investment had a cost of $372,667.

3.	Subsequent Events

On July 3, 2006, Otelco, a publicly traded telecommunications company headquartered in Alabama, acquired the Company for approximately $37.8 million in cash, subject to post-closing adjustments.